Exhibit 10.15

1995 SUPPLEMENTAL COMPENSATION AGREEMENT

This 1995 Supplemental Compensation Agreement is entered into on the date last noted below by Union Bank and Trust Company, a corporation having its principal office in Bowling Green, Virginia, (the “Bank”) and Daniel I. Hansen (the “Director”).

WITNESSETH

WHEREAS, the Director has and continues to serve as a member of the Board of Directors of the Bank; and

WHEREAS, the Director and the Bank have previously entered into a Deferred Supplemental Compensation Agreement dated December 17, 1987 (the "Old Agreement") pursuant to which the Bank would reward the Director for past and future services and for agreeing to defer certain remuneration for services as a director by providing the Director with a deferred supplemental compensation benefit pursuant to the terms of the Old Agreement; and

WHEREAS, the Director and the Bank mutually desire to restructure the Old Agreement and to clarify the provision of benefits thereunder in the form of this 1995 Supplemental Compensation Agreement

NOW, THEREFORE, in consideration of the premises herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Bank and the Director agree to amend and restate the Old Agreement to provide for deferred supplemental compensation as follows:

1.            Definitions. The following terms shall have the following meaning for purposes of this Agreement:

(a)          “Beneficiary”: The person or persons designated by the Director or otherwise entitled pursuant to this Agreement to receive benefits under this Agreement after the death of the Director.

(b)          “Death Benefit Amount”: The annual amount which the Director's Beneficiary is entitled to receive pursuant to this Agreement in the event of the Director's death before his Normal Retirement Date. The annual amount is $19,750.

(c)          “Normal Retirement Date”: The last day of the month in which the Director reaches age 65.

(d)          “Supplemental Compensation Amount”: The annual amount which the Director is entitled to receive pursuant to this Agreement. The annual amount is $22,299.

2.            Deferred Amount. The amount which the Director agreed to defer under the Old Agreement shall continue to be deferred pursuant to the terms of this Agreement. The amount deferred was $3,300. The Director relinquishes all right to the amount deferred and agrees that his only rights are those provided under this Agreement.

3.            Supplemental Compensation at Normal Retirement Date.

(a)          If the Director is living on his Normal Retirement Date, the Director shall be entitled to receive from the Bank his Supplemental Compensation Amount, commencing on the first day of the first month after his Normal Retirement Date and payable for ten (10) years in one hundred twenty (120) equal monthly installments on the first day of each month.

(b)          If the Director should become entitled to benefits under this paragraph and then die after his Normal Retirement Date, but prior to receiving all the payments due hereunder, then in that event, the balance of the one hundred twenty (120) payments that would have been payable to the Director shall be payable to his Beneficiary.

4.            Death prior to Normal Retirement Date. In the event the Director dies prior to his Normal Retirement Date, the Director's Beneficiary shall be entitled to receive from the Bank the Death Benefit Amount, commencing within 60 days of the Director's death and payable for ten (10) years in one hundred twenty (120) equal monthly installments on the first day of each month.

5.            Continuation of Bank Obligations. The Bank agrees that it will not merge or consolidate with any other Bank or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing Bank or organization shall expressly assume the rights and obligations of the Bank herein set forth. The Bank further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this subparagraph, without having made adequate provision for the fulfilling of its obligations hereunder.

6.            Commutation of Payment to Beneficiary.

(a)          In the sole discretion of the Bank, any benefit payable hereunder to the Director's Beneficiary may be paid in a single lump sum payment to the Beneficiary.

(b)          Whenever the Bank elects to pay the appropriate remaining benefit in a single lump sum payment, the actual amount paid shall be discounted and paid in an actuarial equivalent lump sum assuming a discount interest factor based on the Bank's prime rate average for the 24 months immediately preceding the date of payment.

7.            Beneficiary Designation.

(a)          The Director shall have the right to notify the Administrator in writing of any designation of a Beneficiary to receive, if alive, benefits under the Plan in the event of his death. Such designation may be changed from time to time by notice in writing to the Administrator.

(b)          If the Director dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased the Director or, except when his Beneficiary is his spouse, cannot be located by the Administrator within one year after the date when the Administrator commenced making a reasonable effort to locate such Beneficiary, then his surviving spouse, or if none, then his descendants, per stirpes, or if none, then the executor or the administrator of his estate shall be deemed to be his Beneficiary.

(c)          Any Beneficiary designation may include multiple, contingent or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary. If a Beneficiary shall survive the Director, but shall die before the entire benefit payable to such Beneficiary has been distributed, then absent any other provision by the Director, the unpaid amount of such benefit shall be distributed to the estate of the deceased Beneficiary. If multiple Beneficiaries are designated, absent provisions by the Director, those named or the survivors of them shall share equally any benefits payable under the Plan. Any Beneficiary, including the Director's spouse, shall be entitled to disclaim any benefit otherwise payable to him under this Agreement.

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8.            Benefit Determination and Payment Procedure. The Board shall make all determinations concerning eligibility for benefits under this Agreement, the time or terms of payment, and the forms or manner of payment to the Director. The Board shall have the right to interpret, construe and implement the provisions of this Agreement. The secretary of the Board shall promptly notify the Bank of any determination that benefit payments are due or should be ceased and shall promptly provide to the Bank all other information necessary to allow the Bank to carry out said determination, whereupon the Bank shall pay or cease to pay such benefits in accordance with the Board’s determination. If the Director is a member of the Board, the Director shall not participate in any decision relating to this Agreement.

9.            Claims Procedure.

(a)          Initial Procedure. The Director or his Beneficiary (the “claimant”) shall have the right to request any benefit under this Agreement by filing a written claim for any such benefit with the Bank. The Board shall give such claim due consideration and shall either approve or deny it in whole or in part. Notice of any denial thereof, in whole or in part, shall be delivered to, and a receipt therefor shall be obtained from, the claimant or the claimant’s duly authorized representative or such notice of denial shall be sent by registered mail to the claimant or the claimant’s duly authorized representative at the address shown on the claim form or such individual’s last known address. Such notice of denial shall be written in a manner calculated to be understood by the claimant and shall:

(i)          set forth a specific reason or reasons for the denial,

(ii)         make specific reference to the pertinent provisions of this Agreement on which any denial of benefits is based,

(iii)        describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary, and

(iv)        explain the claim review procedure of subparagraph (b).

(b)          Review Procedure. If the claimant's claim filed pursuant to subparagraph (a) has been denied, in whole or in part, the claimant may, within ninety (90) days following receipt of notice of such denial, or following the expiration of the applicable period provided for in subparagraph (a) for notifying the claimant of the decision on the claim if no notice of denial is provided, make written application to the Board for a review of such claim, which application shall be filed with the Bank. For purposes of such review, the claimant or the claimant's duly authorized representative may review documents pertinent to such claim and may submit to the Board written issues and comments respecting such claim. The Board may, within thirty (30) days of receipt of the claimant's application for review, schedule and hold a hearing, if the claimant desires to make an oral presentation. The claimant shall be given not less than ten (10) days notice of the date set for the hearing. The Board shall make a full and fair review of any denial of a claim for benefits and issue its decision thereon promptly. Such decision shall be in writing, shall be delivered by the Board to the claimant and shall:

(i)          include specific reasons for the decision,

(ii)         be written in a manner calculated to be understood by the claimant, and

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(iii)        contain specific references to the pertinent provisions of this Agreement on which the decision is based.

The Board’s decision made in good faith shall be final.

10.          Funding.

(a)          Funding from Bank’s General Assets. The undertaking to pay the benefits hereunder shall be an unfunded obligation payable solely from the general assets of the Bank and subject to the claims of the Bank’s creditors. To the extent that the Director or his Beneficiary acquires a right to receive payments from the Bank under this Agreement, such rights shall be no greater than the right of any unsecured general creditor of the Bank.

(b)          No Trust or Fiduciary Relationship. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind or a fiduciary relationship between the Bank and the Director or his Beneficiary.

11.          Payments Subject to Tax Withholding. To the extent that payments under this Agreement are subject to federal or state income tax, employment tax and other tax withholding required by the Internal Revenue Code and applicable state law, applicable taxes shall be withheld from such payments; and the Director agrees to reimburse the Bank for any such taxes which are not actually withheld (but only to the extent of payments actually received by the Director if not a common-law employee or earned and vested if a common-law employee).

12.          Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters set forth herein and supersedes all prior agreements and understandings between the parties with respect to the same.

13.          Modification. No provision of this Agreement, including any provision of this paragraph, may be modified, deleted or amended in any manner except by an agreement in writing executed by both of the parties. Notwithstanding the foregoing, the Board may unilaterally determine to pay the remaining future amounts due under this Agreement at any time and then terminate this Agreement.

14.          Miscellaneous.

(a)          Non-assignability. The interests of the Director and his Beneficiary under this Agreement are not subject to claims of the Director's creditors; and the Director and his Beneficiary shall not have any right to sell, assign, transfer or otherwise convey the right to receive any payments hereunder or any interest under this Agreement, which payments and interest are expressly declared to be non-assignable and non-transferable. The Director may not assign this Agreement or any interest herein or delegate any duty or obligation incurred by the Director hereunder to another.

(b)          Payment if Director or Beneficiary Is Incompetent. If the Director or his Beneficiary is adjudged to be legally incapable of giving valid receipt and discharge for benefits under this Agreement or is deemed so by the Bank, payment will be paid to such person as the Bank may designate for the benefit of the Director or his Beneficiary. Such payments shall be considered a payment to the Director or his Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under this Agreement.

(c)          Distribution of Benefit When Director Cannot Be Located. The Bank shall make all reasonable attempts to determine the whereabouts of the Director or his Beneficiary, including the mailing by certified mail of a notice to the last known address shown on the Bank's records. If the Bank is unable to locate the Director or his Beneficiary entitled to benefits hereunder, the Bank shall continue to hold the benefit payments due, subject to any applicable statute of escheats.

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(d)          Right to Require Information and Reliance Thereon. The Bank shall have the right to require the Director and his Beneficiary to provide it with such information, in writing, and in such form as it may deem necessary to the administration of this Agreement and may rely thereon in carrying out its duties hereunder. Any payment to or on behalf of the Director or his Beneficiary in accordance with the provisions of this Agreement in good faith reliance upon any such written information provided by the Director, his Beneficiary or any other person to whom such payment is made shall be in full satisfaction of all claims by the Director or his Beneficiary.

(e)          Notices. All notices, requests, consents and other communications to, upon, and between the parties shall be in writing and shall be deemed to have been given, delivered, or made when personally delivered or when sent or mailed by certified mail, postage prepaid and return receipt requested, to the Bank at Union Bank and Trust Company, P.O. Box 446, Bowling Green, Virginia 22427-0446, Attention its President, and to the Director at the address last known to the Bank at the time of execution of this Agreement, or at such other address as either party may specify by written notice to the other.

(f)          Delegation of Authority. Whenever the Bank is permitted or required to perform any act, such act may be performed by its President or other person duly authorized by the Board or its President.

(g)         Service of Process. The President of the Bank shall be the agent for service of process on this Agreement.

(h)         Governing Law. This Agreement shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia, and any federal law which preempts the same.

(i)           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Bank, its successors and assigns, and the Director and the Director's Beneficiary, heirs, executors, administrators and legal representatives.

(j)           Severability. If any provision of this Agreement should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

(k)          Effect on Prior Employment or Consulting Agreement. This Agreement shall not be considered and construed to modify, amend and supersede any and all employment agreements and consulting arrangements between the Bank or any of its affiliates and the Director heretofore entered unless specifically otherwise provided

(l)           Gender and Number. In the construction of this Agreement, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

(m)         Titles and Captions. Titles and captions and headings herein have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

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(n)          Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

(o)          ERISA. This Agreement may be considered an employee pension benefit plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if the Director has served as a common-law employee of the Bank or any of its affiliates during any period to which this Agreement relates. In such event, this Agreement is designated as an unfunded arrangement maintained primarily for the purpose of providing deferred compensation for one of the Bank's employees who is a member of a select group of management or highly compensated employees as described in ERISA, and shall be interpreted and administered as such. For such purposes, the Bank shall be considered the plan administrator hereof.

IN WITNESS WHEREOF, the Bank has caused this Agreement to be signed by its duly authorized officer pursuant to the authority of its Board of Directors, and the Director has signed this Agreement thereby agreeing to its terms and conditions, as of the respective dates noted below.

Date:	July 18, 1995	UNION BANK AND TRUST COMPANY

By:
Its President

Date:	July 18, 1995
Daniel I. Hansen

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1995 SUPPLEMENTAL COMPENSATION AGREEMENT

Beneficiary Designation

Director’s Name:	Soc. Sec. No.:

Marital Status:	☐	Not Married	☐	Married	-	Spouses Name:

Spouse’s Soc. Sec. No.:

I hereby designate the person(s) or entity(ies) named below as beneficiary of my benefit upon my death under that certain 1995 Supplemental Compensation Agreement (the “Agreement”) entered into between Union Bank and Trust Company, a corporation having its principal office in Bowling Green, Virginia, (the “Bank”) and myself; with the right to change reserved. This beneficiary designation supersedes any prior beneficiary designation under the Agreement which I have made.

PRIMARY BENEFICIARY DESIGNATION. I hereby designate the following person(s) or entity(ies) as my primary beneficiary for payment of my remaining benefit under the Agreement at my death:

	Name, Relationship and Address	SSN	% of Benefit
1.
2.
3.

CONTINGENT BENEFICIARY DESIGNATION. I hereby designate the following person(s) or entity(ies) as my contingent beneficiary , to whom payment of my remaining benefit under the Agreement at my death shall be made if no person or entity designated as primary beneficiary survives me or if all persons or entities designated as primary beneficiary die or cease to exist before payment in full of my benefit:

	Name, Relationship and Address	SSN	% of Benefit
1.
2.
3.

ELECTION OF AUTOMATIC BENEFICIARY DESIGNATION RULES. □ (Check only if automatic beneficiary elected.) I hereby elect to have my remaining benefit under the Agreement at my death paid in accordance with the automatic beneficiary selection order of the Agreement.

Date:	Participant’s Signature: